EXHIBIT 99
Joint Filer Information
Designated Filer: Prides Capital Partners, L.L.C.
Statement for Month/Day/Year: August 29, 2006
Issuer & Symbol: Ark Restaurants (ARKR)
Address of each Reporting Person for this Form 4:
200 High Street, Suite 700, Boston MA 02110
Relationship to Issuer of each Reporting Person: 10% Owner
Signatures
After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.
August 31, 2006
Prides Capital Partners, L.L.C.
By:  /s/ Murray A. Indick
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Murray A. Indick
Managing Member

       Kevin A. Richardson, II
/s/ Murray A. Indick  By:  /s/ Murray A. Indick
------------------------   ------------------------
Murray A. Indick     Murray A. Indick
       Attorney-in-Fact

Henry J. Lawlor, Jr.   Charles E. McCarthy
By:  /s/ Murray A. Indick  By:  /s/ Murray A. Indick
 ------------------------   ------------------------
 Murray A. Indick   Murray A. Indick
 Attorney-in-Fact    Attorney-in-Fact

Christian Puscasiu
By:  /s/ Murray A. Indick
 ------------------------
 Murray A. Indick
 Attorney-in-Fact